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                                                                      EXHIBIT 22

                SUBSIDIARIES OF FORUM RETIREMENT PARTNERS, L.P.

        NAME                                               STATE OF ORGANIZATION
        ----                                               ---------------------

FRP Financing Limited, L.P. (99% limited partnership interest)     Delaware

                                     E-22